Exhibit 99.1
Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com
Press Release
Verint Systems Provides Update on Financial Statement Filings
MELVILLE, N.Y., December 3, 2009 — Verint® Systems Inc. (VRNT.PK) today announced that the company expects to file a comprehensive Annual Report on Form 10-K covering the years ended January 31, 2006, 2007 and 2008, an Annual Report on Form 10-K for the year ended January 31, 2009 and Quarterly Reports on Form 10-Q for the first three quarters of the year ending January 31, 2010 with the Securities and Exchange Commission (“SEC”) by January 29, 2010.
Dan Bodner, CEO and President said “Verint is a leader in the actionable intelligence market with strong positions in enterprise workforce optimization and security intelligence. We look forward to making our filings, discussing our results and providing an update on our business.”
About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries — including over 80% of the Fortune 100 — use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Visit us at our website www.verint.com.
Cautions About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc.’s expectations with respect to the timing of the filing of its financial statements. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Important risks, uncertainties, and other factors that could cause our actual results to differ materially from our forward-looking statements contained in this press release include risks relating to our ability to timely file our Securities and Exchange Commission reports, including the happening of unforeseen events that could delay our plan for completion of our financial statements by the date specified in this press release. We assume no obligation to revise or update any forward-looking statement except as otherwise required by law.
VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.
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